Exhibit 10.8

Terms of Use

This document states the terms and conditions under which you may use this site, which is the property of InternetSecure Inc. (“InternetSecure”). Your use of this site or InternetSecure’s services constitutes acceptance of these terms and conditions. If you do not agree with these terms please cease using this site immediately.

These terms were last revised on March 6, 2001. InternetSecure reserves the right to amend these terms from time to time.

The contents of this site are owned by and copyrighted by InternetSecure and its suppliers. You may print or copy portions of this site for your own use only – provided that all copyright and trademark provisions contained on the site remain intact.

Unauthorized use of any portion of this site beyond that contained in the previous paragraph may violate copyright, trademark, and other laws.

While InternetSecure uses reasonable efforts to maintain this site in an up-to-date fashion, it does not warrant the completeness, timeliness or accuracy of any information contained on this site, and may make changes thereto at any time in its sole discretion without notice. All information contained herein is provided to users “as is”.

In no event shall InternetSecure or any third parties mentioned on the site be liable for any damages whatsoever (including, without limitation, direct, incidental or consequential damages, lost profits, or damages resulting from lost data or business interruption) resulting from the use or inability to use this site or the services or the material contained on the site for any reason whatsoever whether based on warranty, contract, tort, or any other legal theory, and whether or not InternetSecure is advised of the possibility of such damages.

InternetSecure disclaims all warranties or conditions, express or implied, in respect of any information on this site, or services performed by InternetSecure including, without limitation, any implied warranties or conditions of fitness for a particular purpose, merchantability and noninfringement.

The user will indemnify InternetSecure for any damages InternetSecure may suffer resulting from your use of this site or breach of these terms.

This site is governed by the laws of the Province of Ontario, Canada, excluding any conflicts of law provisions and excluding the United Nations Convention on Contracts for the International Sale of Goods. Any legal action against InternetSecure shall take place in the courts of the Province of Ontario. The parties attorn to the non-exclusive jurisdiction of the courts of Ontario.

You may link to the home page of this site, however, you may not link within this site or within frames on your site.

Any third party sites that are linked to this site are not under InternetSecure’s control. InternetSecure is not responsible for anything on the linked sites, including without limitation any content, links to other sites, any changes to those sites, or any policies those sites may have. InternetSecure provides links as a convenience only and such links do not imply any endorsement by Internet Secure of those sites.

Information regarding InternetSecure’s collection, use, and disclosure of information is contained in our Privacy Policy which forms part of these Terms of Use.

Merchants are also subject to the terms of agreements between themselves and their credit card companies or financial institutions, and themselves and InternetSecure for the provision of their respective services. Cardholders are subject to any terms between themselves and merchants, and themselves and their credit card companies. InternetSecure is acting as an intermediary between cardholders and merchants, and between cardholders and their credit card company, and is not liable for any issues between any of cardholders, merchants and credit card companies, including, without limitation, for any issues regarding merchandise, credit granting, or payment.

InternetSecure may be contacted at:

InternetSecure Inc.
2201 Speers Road
Oakville ON
L6L 2X9
Phone: (800) 297-9482
Fax: (905) 469-6560
Email: service@internetsecure.com